Exhibit 23.2

THE LAW OFFICE OF
CONRAD C. LYSIAK, P.S.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475
FAX: (509) 747-1770
EMAIL: cclysiak@lysiaklaw.com

CONSENT

     I HEREBY CONSENT to the inclusion of my name in connection with the Form S-8 Registration Statement to be filed with the Securities and Exchange Commission as attorney for the Issuer, Snowdon Resources Corporation and to the reference to my firm in the "Opinion of Counsel."

     DATED this 30th day of November 2008.

Yours truly,

The Law Office of Conrad C. Lysiak, P.S.

BY:   CONRAD C. LYSIAK
         Conrad C. Lysiak